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Exhibit 23.3

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form SB-2, Amendment No. 7 of MediCor Ltd. of our report dated 12 July 2006 relating to the combined financial statements of Biosil Limited and Nagor Limited, which appear in such Registration Statement. We also consent to use the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pricewaterhouse Coopers
PricewaterhouseCoopers
Douglas, Isle of Man
21 July 2006

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  Exhibit 23.3
Consent of Independent Accountants